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                                                                    Exhibit 4.01

                    THE HUTCHISON AVENUE SOFTWARE CORPORATION

                                STOCK OPTION PLAN


        1. PURPOSE. The purpose of the Plan is to provide incentives to retain and motivate eligible persons whose present and potential contributions are important to the success of the Company (or any Parent, Subsidiary or Affiliate of the Company), by offering those persons an opportunity to participate in the Company's future performance through awards of Options. Capitalized terms are defined in Section 19 if they are not otherwise defined in other sections of the Plan.

        2. SHARES SUBJECT TO THE PLAN.

               2.1 Number of Shares Available. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to Options under the Plan shall be _______ Shares. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options granted under the Plan.

               2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan and (b) the Exercise Prices of and number of Shares subject to outstanding Options, will be proportionately adjusted, subject to any required action by the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee.

        3. ELIGIBILITY. Options may be granted to employees, officers, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company. Only consultants, contractors and advisors that render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction may be granted Options under the Plan. A person may be granted more than one Option under the Plan.

        4. ADMINISTRATION.

               4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, provided that no amendment which is detrimental to a Participant may be made to any outstanding Option without the consent of the Participant, the Committee will have the authority to:

        (a) construe and interpret the Plan, any Stock Option Agreement and any other agreement or document executed pursuant to the Plan;

        (b) determining the forms and agreements used in connection with the Plan;

        (c)     select persons to receive Options;

        (d)     determine the terms of Options;

        (e)     determine the number of Shares subject to Options;

        (f) determine whether Options will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Options under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

        (g)     grant waivers of Plan or Option conditions;

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        (h)     determine the vesting and exercisability of Options;

        (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option or any Stock Option Agreement; or

        (j) make all other determinations necessary or advisable for the administration of the Plan.

        5. OPTIONS. The Committee may grant Options to eligible persons and will determine (a) the number of Shares subject to the Option, (b) the Exercise Price of the Option, (c) the period during which the Option may be exercised, and (d) all other terms and conditions of the Option, subject to the following:

               5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

               5.2 Date of Grant. The date of grant of an Option will be the date set out in the Stock Option Agreement. The Stock Option Agreement and the Plan will be delivered to the Participant within a reasonable time after the Option is granted. The Plan and any other required documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

               5.3 Exercise Period and Expiration Date. Options will be exercisable within the times set forth in the Stock Option Agreement, subject to the provisions of Section 5.5, and subject to Company policies established by the Committee from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the Option may be exercised (the "EXPIRATION DATE").

               5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee and set out in the Stock Option Agreement when the Option is granted and may be less than the Fair Market Value of the Shares subject to the Option at the date of grant. Payment for the Shares purchased upon the exercise of an Option must be made in accordance with Section 6 of the Plan and the Stock Option Agreement.

               5.5 Termination.

        (a) Vesting. Any Option granted to a Participant will cease to vest on the Participant's Termination Date, unless the Participant is Terminated for:
(i) "total disability" (as defined in this Section 5.5(a)); (ii) death (or his or her death occurs within three months of Termination for reasons other than Cause); or (iii) reasons other than Cause. Options granted to a Participant who is an employee will vest as to 100%, if the Participant is Terminated due to "total disability" or death (or his or her death occurs within three months of Termination for reasons other than Cause). For purposes of this Section 5.5(a) "total disability" shall mean: (A) (1) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (2) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Participant's primary physician a certification that the Participant's total disability is likely to be permanent. In the event a Participant is Terminated by the Company, or any Subsidiary, Parent or Affiliate of the Company, for reasons other than Cause, fifty percent (50%) of each Option granted to such Participant that has not yet vested on the date that the Participant is Terminated shall immediately vest and the remaining unvested portion of each such Option shall automatically expire and terminate.

        (b) Post-Termination Exercise Period. Following a Participant's Termination, the Participant's Option may be exercised to the extent vested, subject to Section 5.5(a):

               (i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically


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                        set forth in the Participant's Stock Option Agreement;
                        provided that no Option may be exercised after the Expiration Date of the Option; or

                (ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

               5.6 Limitations on Exercise. The Committee may specify a reasonable minimum number of Options that may be exercised at any time.

               5.7 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them.

        6. PAYMENT FOR SHARE PURCHASES.

               6.1 Payment. Payment for Shares purchased pursuant to the exercise of an Option may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement and that are permitted by law:

        (a)    in cash (by check);

        (b) by cancellation of indebtedness of the Company to the Participant;

        (c) by waiver of compensation due or accrued to Participant for services rendered;

        (d)    provided that a public market for the Company's stock exists:

               (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

               (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

        (e)    by any combination of the foregoing.

               6.2 Loan Guarantees. The Committee may, in its sole discretion, help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

               6.3 Issuance of Shares. Upon payment of the applicable Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a "same day sale" or "margin" commitment) and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a "same day sale" or "margin" commitment) and shall deliver certificates representing the Shares (in physical or electronic, as appropriate). The Shares may be subject to legends or other restrictions as necessary to comply with Section 11 of the Plan.

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        7. WITHHOLDING TAXES. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash, such payment will be net of an amount sufficient to satisfy withholding tax requirements.

        8. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares.

        9. TRANSFERABILITY. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the Plan and specific Stock Option Agreement provisions relating thereto. During the lifetime of the Participant an Option shall be exercisable only by the Participant, and any elections with respect to an Option may be made only by the Participant.

        10. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable securities law, or any rules, regulations and other requirements of the regulatory authorities or any stock exchanges or automated quotation system on which the Shares may be listed.

        11. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Option shall not be effective unless the Option is in compliance with all applicable state, provincial, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with any securities regulatory authority or to effect compliance with the registration, qualification or listing requirements of any state, provincial, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

        12. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Option granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.

        13. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options in the Company or in any Parent or Affiliate in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

        14. CORPORATE TRANSACTIONS.

               14.1 Assumption of Options by Acquirer or Acquirer's Parent. In the event that all of the outstanding share capital of the Company is acquired by another legal entity, the acquiring legal entity or its Parent may assume the Options granted under this Plan. Upon assumption of an Option, the Participant shall have no further rights to purchase Shares of the Company pursuant to such Option and the Participant shall instead acquire rights to purchase shares of the acquiring legal entity or its Parent subject to the same terms as the Option outstanding immediately prior to the assumption, except that the number of shares and Exercise Price may be adjusted pursuant to the terms of the agreement for the acquisition of all of the outstanding share capital of the Company. It is intended that the disposition by the Participant of



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his or her rights to purchase Shares of the Company under the Option and the acquisition by such Participant of such rights to purchase shares in the acquiring legal entity or its Parent shall meet the requirements of Subsection 7(1.4) of the Income Tax Act (Canada) and any corresponding provision of any relevant provincial legislation.

               14.2 Assumption or Replacement of Options in a Corporate Transaction. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Options granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company,
(c) the sale of substantially all of the assets of the Company, or (d) a merger or consolidation in which the Company is the surviving corporation wherein the stockholders of the Company give up all of their equity interest in the Company (collectively, a "CORPORATE TRANSACTION"), any or all outstanding Options may be assumed by or replaced with equivalent options by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Options or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Options). In the event such successor corporation, if any, refuses to assume or replace the Options, as provided above, pursuant to a Corporate Transaction, such Options shall expire in connection with the Corporate Transaction at such time and on such conditions as the Board shall determine. For purposes of this
Section 14.2, "Company" shall mean the issuer of the securities for which the Options are exercisable immediately prior to the Corporate Transaction.

               14.3 Other Treatment of Options. Subject to any greater rights granted to Participants under Section 14.2, in the event of the occurrence of a Corporate Transaction, any outstanding Options shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

        15. ADOPTION. The Plan is effective on the date that it is adopted by the Board (the "EFFECTIVE DATE").

        16. TERM OF PLAN. The Plan will terminate ten years from the Effective Date.

        17. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Options made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

        18. ENUREMENT. This Plan shall be binding on and enure to the benefit of the Company's legal successors and permitted assigns.

        19. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

        (a) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        (b)    "BOARD" means the Board of Directors of the Company.

        (c) "CAUSE" shall, in addition to such meaning as shall have been or shall hereafter be ascribed to such term or similar terms from time to time by the jurisprudence or law, a serious reason, mean: (i) a willful failure or refusal by the Participant to perform his or her customary duties or services for the Company, or any Parent, Subsidiary or Affiliate of the Company, without lawful justification; (ii) the Participant's conviction for a criminal act or other offense pursuant to the provisions of the Criminal Code of Canada or any other criminal or penal statute of any jurisdiction which the Company, or any Parent, Subsidiary or Affiliate of the Company, reasonably determines may have an adverse effect upon the reputation or



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               good will of the Company, or any Parent, Subsidiary or Affiliate of the Company, or on the performance of the Participant's duties; (iii) a breach by the Participant of, or his or her failure or refusal to perform, in any material respect, any of his or her obligations under any employment agreement, employee invention and confidentiality agreement or such other material written agreement between Participant and the Company, or any Parent, Subsidiary or Affiliate of the Company; (iv) Participant's deficient job performance provided Participant fails to cure such deficiency in all material respects within a reasonable period of time, but no later than thirty (30) days after receipt of notice; (v) Participant's violation of any published employment policy or practice of the Company provided he or she fails to adhere to such policy/practice within a reasonable period of time, but no later than thirty (30) days, after receipt of notice; or (vi) gross negligence or willful misconduct or fraud by the Participant in the performance of his or her duties.

        (d) "COMMITTEE" means the committee appointed by the Board to administer the Plan. If no Committee is appointed, the Board shall act as the Committee.

        (e) "COMPANY" means The Hutchison Avenue Software Corporation or any successor corporation or other successor entity.

        (f) "DISABILITY" means a disability which is total and permanent as determined by the Committee.

        (g) "EXERCISE PRICE" means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

        (h) "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined by the Board of Directors of the Company in good faith.

        (i) "OPTION" means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

        (j) "PARENT" means any legal entity (other than the Company) in an unbroken chain of legal entities ending with the Company, if at the time of the granting of an Option under the Plan, each of such legal entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other legal entities in such chain.

        (k) "PARTICIPANT" means a person who receives an Option under the Plan.

        (l) "PLAN" means The Hutchison Avenue Software Corporation Stock Option Plan, as amended from time to time.

        (m) "SHARES" means shares of the Company's Common Stock, and, upon the assumption of the Options by any successor legal entity or its Parent in the circumstances described in Sections 14.1 or 14.2, the common shares or shares of common stock of such successor legal entity or Parent, reserved for issuance under the Plan, as adjusted pursuant to Sections 2.2 and 14.

        (n) "STOCK OPTION AGREEMENT" means the form of Stock Option Plan Grant Agreement attached hereto as Exhibit "A", an agreement evidencing the award of an Option.

        (o) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (p) "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, consultant, independent contractor or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Options shall be suspended or continue in accordance with guidelines established from time to time by the Committee. The effective date on which a Participant ceases to provide services is referred to throughout this Plan as the "TERMINATION DATE".

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